1
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by reference in the Registration Statement on Form S-3D (Registration

No. 333-20683) and the
Registration Statements on Form S-8 (Registration Nos. 333-36693

and 333-256134) of Capital City Bank Group, Inc. (the
Company) of our report dated March 1, 2023, on our audits of the consolidated financial statements of the Company as of December
31, 2022 and 2021, and for each of the years in the two-year period ended December

31, 2022, which report is included in this
Annual Report on Form 10-K.

We also consent to

the incorporation by reference of our report dated March 1, 2023, on our audit of
the internal control over financial reporting of the Company as of December 31, 2022,

which report is included in this Annual Report
on Form 10-K.
FORVIS, LLP (Formerly,

BKD, LLP)
Little Rock, Arkansas
March 1, 2023